Exhibit 99.3

Ingevity Corporation

Reconciliation of WestRock's

Specialty Chemicals Division Adjusted EBITDA

to Ingevity Combined Adjusted EBITDA

	Three Months Ended March 31, 2016
In millions
WestRock (WRK) - Specialty Chemicals Segment Income (GAAP)	$26.2
Plus: Inventory step-up	0.5
Adjusted Segment Income	26.7
Depreciation and Amortization	22.9
WRK - Specialty Chemicals Adjusted Segment EBITDA (Non-GAAP)	49.6
Less: Ingevity carve-out allocations	(5.7)	(A)
Ingevity Combined Adjusted EBITDA (Non-GAAP)	$43.9	(B)

_______________

(A)	Carve-out allocations represent allocated costs necessary to support Ingevity's operations which include governance and corporate functions such as information technology, accounting, human resources, accounts payable and other direct services.
(B)	Reconciliation to the nearest GAAP term is included in the table below.

Ingevity Corporation

Reconciliation of Net Income (GAAP)

to Combined Adjusted EBITDA (Non-GAAP)

In millions	Three Months Ended March 31, 2016
Ingevity net income (GAAP)	$9.2
Provision for income taxes	9.3
Interest expense	5.4
Separation costs	6.4
Depreciation and amortization	9.0
Restructuring and other (income) charges	4.6
Ingevity Combined Adjusted EBITDA (Non-GAAP)	$43.9